Exhibit 4(b)

ARROW ELECTRONICS, INC.
as Issuer
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

FIFTH SUPPLEMENTAL INDENTURE
Dated as of March 1, 2023
Supplement to

the First Supplemental Indenture
Dated as of June 12, 2017
in connection with the 3.875% Notes due 2028,

the Second Supplemental Indenture
Dated as of September 8, 2017
in connection with the 3.250% Notes due 2024

and

the Third Supplemental Indenture
Dated as of December 1, 2021
in connection with the 2.950% Notes due 2032
to

INDENTURE
Dated as of June 1, 2017

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ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

Section 1.1 Definitions...................................................................................…3
Section 1.2 Relation to the Indentures...............................................................3
Section 1.3 Generally.........................................................................................3

ARTICLE TWO
AMENDMENTS TO THE INDENTURES

Section 2.1 Effectiveness of Fifth Supplemental Indenture.............................. 3
Section 2.2 Amendments to each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.................................. 3

ARTICLE THREE

MISCELLANEOUS

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FIFTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2023, between ARROW ELECTRONICS, INC., a New York corporation (hereinafter called the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter called the “Trustee”).
RECITALS
WHEREAS, the Company and U.S. Bank National Association, as trustee, entered into an indenture, dated as of June 1, 2017 (the “Base Indenture”), as supplemented by (i) a First Supplemental Indenture, dated as of June 12, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “2028 Notes Indenture”) pursuant to which the Company has duly issued 3.875% Notes due 2028 (the “2028 Notes”) in the aggregate principal amount of $500,000,000, (ii) a Second Supplemental Indenture, dated as of September 8, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2024 Notes Indenture”) pursuant to which the Company has duly issued 3.250% Notes due 2024 (the “2024 Notes”) in the aggregate principal amount of $500,000,000 and (iii) a Third Supplemental Indenture, dated as of December 1, 2021 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “2032 Notes Indenture”) pursuant to which the Company has duly issued 2.950% Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes and the 2024 Notes, the “Notes”) in the aggregate principal amount of $500,000,000. The 2028 Notes Indenture, together with the 2024 Notes Indenture and the 2032 Notes Indenture is hereinafter referred to as the “Indentures”;
WHEREAS, (i) pursuant to Section 801(13) of the Base Indenture, the Company and the Trustee may amend or supplement certain terms of the Indentures or the Notes to correct or supplement any provision contained in the Base Indenture or in any indenture supplemental thereto which may be defective and (ii) pursuant to Section 801(15) of the Base Indenture, the Company and the Trustee may amend or supplement certain terms of the Indentures or the Notes to conform the text of the Indentures or the Notes to the description of the terms of such Notes contained in the prospectus supplement applicable to such Notes and distributed to investors by the Company and the applicable underwriters at the time of initial sale thereof;
WHEREAS, Section 801 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities, for the purposes stated therein;
WHEREAS, the Company’s ability to defease its obligations under the Indentures with respect to the Notes if, among other things, the Company deposits with the Trustee funds for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, sufficient, in the opinion an Officer of the Company and expressed in an Officer’s Certificate thereof delivered to the Trustee contained in the “Description of Notes” of each of (i) the prospectus supplement dated June 1, 2017 describing the issuance of the 2028 Notes (the “2028 Description of Notes”), (ii) the prospectus supplement dated September 5, 2017 describing the issuance of the 2024 Notes (the “2024 Description of Notes”) and (iii) the prospectus supplement dated November 16, 2021 describing the issuance of the 2032 Notes (the “2032 Description of Notes”), was incorrectly described in each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, respectively, to require the
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opinion of nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee rather than an Officer’s Certificate, and the Company desires to enter into this Fifth Supplemental Indenture to supplement each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (i) to correct a defect as to the Company’s ability to defease the Notes by depositing with the Trustee funds sufficient, in the opinion of an Officer of the Company and expressed in an Officer’s Certificate; and (ii) to conform the text of each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture to the 2028 Description of Notes, the 2024 Description of Notes and the 2032 Description of Notes, respectively;
WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture, dated as of March 1, 2023 (the “Fifth Supplemental Indenture”), in order to supplement the Indentures;
WHEREAS, the Company has furnished the Trustee with the Officer’s Certificate and the Opinion of Counsel described in Sections 103(1) and 103(2) of the Base Indenture, and a written request to execute this Fifth Supplemental Indenture;
WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable agreement of the Company and the Trustee and a valid supplement to the Indentures have been done; and
NOW, THEREFORE, BY THIS FIFTH SUPPLEMENTAL INDENTURE, WITNESSETH:
For and in consideration of the premises, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

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ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION
SECTION 1.1     Definitions.
Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indentures.
SECTION 1.2     Relation to the Indentures.

With respect to each of the 2028 Notes, the 2024 Notes and the 2032 Notes, this Fifth Supplemental Indenture constitutes an integral part of each of the First Supplemental Indenture, the Second Supplemental Indenture and Third Supplemental Indenture, respectively.
SECTION 1.3     Generally.

The rules of interpretation set forth in the Indentures shall be applied hereto as if set forth in full herein.
ARTICLE TWO

AMENDMENTS TO THE INDENTURES
SECTION 2.1     Effectiveness of Fifth Supplemental Indenture.
This Fifth Supplemental Indenture shall become effective as of the date hereof.
SECTION 2.2 Amendments to each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture
Article Six of each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture shall now be numbered Article Seven and the following Article Six shall be inserted into to each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.
Article Six
DEFEASANCE AND COVENANT DEFEASANCE
Section 6.1 Defeasance upon Deposit of Moneys or U.S. Government Obligations.
For purposes of the Notes, Section 1201(1) of the Base Indenture is hereby replaced in its entirety by the following provisions:
“The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated

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solely to, the benefit of the Holders of Securities of any series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of items (i) and (ii), sufficient, in the opinion (with respect to items (i) and (ii)) of an Officer expressed in an Officer’s Certificate delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of any series on the dates such installments of interest or principal and premium are due;”

ARTICLE THREE

MISCELLANEOUS
SECTION 3.1     Effect of Fifth Supplemental Indenture.
(a)    This Fifth Supplemental Indenture shall be deemed part of each of the First Supplemental Indenture, the Second Supplemental Indenture and Third Supplemental Indenture in the manner and to the extent herein and therein provided.
(b)The Indentures, as supplemented by this Fifth Supplemental Indenture, are in all respects ratified and confirmed.

SECTION 3.2     Effect of Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 3.3     Successors and Assigns.
All covenants and agreements in this Fifth Supplemental Indenture by the Company, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.
SECTION 3.4     Severability Clause.
In case any provision in this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 3.5     Benefits of Fifth Supplemental Indenture.
Nothing in this Fifth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

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SECTION 3.6     Conflict.
In the event that there is a conflict or inconsistency between the Base Indenture and this Fifth Supplemental Indenture, the provisions of this Fifth Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Base Indenture, in either case, which is required or deemed to be included in this Fifth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.
SECTION 3.7     Governing Law.
THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE NOTES.
SECTION 3.8     Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.
This Fifth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Fifth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Fifth Supplemental Indenture to the contrary notwithstanding, any Officer’s Certificate, Opinion of Counsel, opinion of counsel, instrument, agreement or other document

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delivered pursuant to this Fifth Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats.
[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed on the date and year first written above.
ARROW ELECTRONICS, INC.

By:
Name:     William Dakin
Title:     Vice President and Treasurer

By:
Name:     J. Garrett Judge
Title:     Treasury Director

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:    Michael McGuire
Title:     Vice President
[Signature page to Fifth Supplemental Indenture]